Exhibit 1.1

Sasol Financing USA LLC

U.S.$1,500,000,000 5.875% Notes due 2024

U.S.$750,000,000 6.500% Notes due 2028

Fully and Unconditionally Guaranteed by

SASOL LIMITED

Underwriting Agreement

September 20, 2018

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

United States of America

J.P. Morgan Securities plc
25 Bank Street
Canary Wharf
London E14 5JP
United Kingdom

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

United States of America

As the representatives of the several underwriters named in
Schedule I hereto (the “Representatives”)

Ladies and Gentlemen:

Sasol Financing USA LLC, a Delaware limited liability company (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as Representatives, U.S.$1,500,000,000 aggregate principal amount of its 5.875% Notes due 2024 (the “2024 Notes”) and U.S.$750,000,000 aggregate amount of its 6.500% Notes due 2028 (the “2028 Notes”, and together with the 2024 Notes, the “Notes”).  The 2024 Notes and the 2028 Notes will be entitled to the benefit of full and unconditional guarantees (the “Guarantees” and, together with the Notes, the “Securities”) by Sasol Limited, a public company with limited liability incorporated under the laws of the Republic of South Africa (the “Guarantor”), pursuant to which the Guarantor will guarantee the obligations of the Company under the 2024 Notes and the

2028 Notes, respectively.  The Securities will be issued pursuant to an indenture to be dated as of the Time of Delivery (as defined below) (the “Indenture”) to be entered among the Company, the Guarantor and Citibank, N.A., as trustee (the “Trustee”).

1.                                      The Company and the Guarantor jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

(i)                      An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form F-3 (File No. 333-227263) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and to the knowledge of the Company or the Guarantor no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company or the Guarantor (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(iii) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(i) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Part I of Form F-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the

Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)                   No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus, as of its date, did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through Citigroup Global Markets Inc., J.P. Morgan Securities plc or Merrill Lynch, Pierce, Fenner & Smith Incorporated expressly for use therein;

(iii)                For the purposes of this Agreement, the “Applicable Time” is 7:45 p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus as supplemented by those Issuer Free Writing Prospectuses and other documents listed in Schedule III(a) hereto, if applicable, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) or Schedule III(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through Citigroup Global Markets Inc., J.P. Morgan Securities plc or Merrill Lynch, Pierce, Fenner & Smith Incorporated expressly for use therein;

(iv)               The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; provided that no such documents were filed with the Commission since the Commission’s close of business on the business day (which term shall mean for this subsection (iv) any day when the Commission’s office in Washington, D.C. is open for business) immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(c) hereto and except for such other documents as were delivered to you prior to the Applicable Time;

(v)                  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and, in each case, the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (A) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through Citigroup Global Markets Inc., J.P. Morgan Securities plc or Merrill Lynch, Pierce, Fenner & Smith Incorporated expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 under the Trust Indenture Act of the Trustee;

(vi)               Neither the Guarantor nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case materially adverse to the Company or the Guarantor and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, there has not been any material increase in the long-term debt of the Guarantor and its subsidiaries taken as a whole or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business affairs, management, financial position, shareholders’ equity or results of operations of the Guarantor and its subsidiaries taken as a whole, in each case, otherwise than as set forth or contemplated in the Pricing Disclosure Package;

(vii)            The Guarantor and its subsidiaries have good and marketable title to all real property owned by them free and clear of all liens, encumbrances and defects, and any real property and buildings held under lease by the Guarantor and its subsidiaries are held by them under valid, subsisting and enforceable leases except, in each case, as described in the Pricing Disclosure Package or as would not, individually or in the aggregate, have a material adverse effect on the business affairs, management, financial position, shareholders’ equity or results of operations of the Guarantor and its subsidiaries taken as a whole (a “Material Adverse Effect”);

(viii)         Each of the Company and the Guarantor is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, is not in bankruptcy, liquidation, receivership or under judicial management (and no order or resolution therefor has been presented and no notice of appointment of any liquidator, receiver, administrative receiver, administrator or judicial manager has been given) and has full power and authority under its Memorandum and Articles of Association or Bylaws and otherwise to own its assets and conduct its business;

(ix)               The Guarantor has an authorized and issued share capital as set forth in the Pricing Disclosure Package, and all of the outstanding shares of capital stock of the Guarantor have been duly and validly authorized and issued, are fully paid and not subject to further calls or assessment by the Guarantor and conform in all material respects to the description thereof contained in the Pricing Disclosure Package; and all of the issued shares of capital stock of each subsidiary of the Guarantor listed in Schedule IV have been duly and validly authorized, allotted and issued, are fully paid and (except as set forth in the Pricing Disclosure Package) are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims;

(x)                  All consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities (hereinafter referred to as a “Governmental Agency”) having jurisdiction over the Company or the Guarantor (hereinafter referred to as “Governmental Authorizations”) required to be obtained by the Company or the Guarantor for the execution and delivery of, and the performance of the obligations under, the Notes or the Guarantees by the Company or the Guarantor, as the case may be, and for the execution, delivery and performance by the Company and the Guarantor of this Agreement, the Securities and the Indenture have been obtained or made and are in full force and effect, including the approval of the South African Reserve Bank in respect of the Guarantees to be provided by the Guarantor;

(xi)               All expressions of opinion, intention or expectation in the Pricing Disclosure Package, including, without limitation, any estimates and projections included under the caption “Summary” in the Pricing Prospectus, on the part of the Guarantor, its directors or management are, and in the Prospectus will be, fairly and honestly held and have been made on reasonable grounds after due and careful consideration and inquiry, in each case subject to the assumptions set forth therein and to the risks and uncertainties contemplated under the captions “Forward-looking Statements” and “Note Regarding Forward-looking Statements” therein;

(xii)            The execution and delivery by each of the Company and the Guarantor of, and the performance by the Company and the Guarantor of their respective obligations under, the Notes and the Guarantees, as the case may be, the execution and delivery of this Agreement and the Indenture and the compliance by the Company and the Guarantor with all of the provisions of, and performance of their respective obligations under, this Agreement, the Securities and the Indenture and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Guarantor is a party or by which the Company or the Guarantor is bound or to which any of the property or assets of the Company or the Guarantor is subject, except as would not both (i) have a Material Adverse Effect and (ii) adversely affect the consummation of the transactions contemplated herein to a material extent, nor does or will such action by the Company or the Guarantor result in any violation of the provisions of their respective Memorandum and Articles of Association or Bylaws or any statute or any judgment, order, rule or regulation of any Governmental Agency having jurisdiction over the Company, the Guarantor or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Agency is required for the execution and delivery of, and the performance of the obligations under, the Notes or the Guarantees, as the case may be, or the consummation by the Company and the Guarantor of the transactions contemplated by this Agreement, the Securities and the Indenture, except (A) the registration under the Act and the Exchange Act of the Securities, (B) such Governmental Authorizations as have been duly obtained or made and are in full force and effect and copies of which have been furnished to you upon your request and (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any securities laws of jurisdictions outside the Republic of South Africa and the United States;

(xiii)         Neither the Guarantor nor any of its subsidiaries is (A) in violation of its Memorandum and Articles of Association or Bylaws or (B), except as would not, individually or in the aggregate, have a Material Adverse Effect, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(xiv)        Other than as set forth in the Pricing Disclosure Package, no stamp or other issuance or transfer taxes, levies or duties or any other tax and no capital gains, income (other than income tax payable by any Underwriter whose net income is generally subject to tax by the Republic of South Africa or who performs any services hereunder through a permanent establishment or a fixed base in the Republic of South Africa), withholding or other taxes are payable or will be payable immediately following the completion of the transactions contemplated hereunder by or on behalf of the initial purchasers of the Securities procured by the Underwriters or the Underwriters to the Republic of South Africa or any political subdivision or taxing authority thereof or therein in connection with (A) the issue and initial delivery of the Securities by the Company or the Guarantor, (B) the purchase by the Underwriters of the Securities, (C) the sale and delivery of the Securities by the Underwriters to the initial purchasers thereof or (D) the performance by the Company and the Guarantor of their respective obligations under this Agreement;

(xv)           The statements set forth or incorporated by reference in the Pricing Prospectus and the Prospectus under the captions “Description of Debt Securities”, “Description of Notes” and “Taxation” insofar as they purport to constitute a summary of the matters set forth therein, fairly summarize these matters in all material respects;

(xvi)        Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company, the Guarantor or any of the Guarantor’s subsidiaries is a party or of which any property of the Company, the Guarantor or any of the Guarantor’s subsidiaries is the subject which, if determined adversely to the Company, the Guarantor or any of the Guarantor’s subsidiaries, would individually or in the aggregate have a Material Adverse Effect or would be required to be disclosed in the Registration Statement; and, to the best knowledge of the Company and the Guarantor, no such proceedings are threatened by any Governmental Agency or by any other person;

(xvii)     The Company and Guarantor are not, and after giving pro forma effect to the offering and sale of the Securities and the application of the proceeds thereof, would not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(xviii)  (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or the Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Guarantor was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company, the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Guarantor was not an “ineligible issuer” as defined in Rule 405 under the Act;

(xix)        This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor;

(xx)           The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and the Guarantor and, when executed and delivered by the Company and the Guarantor and duly executed and delivered by the Trustee, will have been duly executed and delivered by the Company and the Guarantor and will be a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general applicability;

(xxi)        The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture;

(xxii)     The Guarantees have been duly authorized by the Guarantor and, when the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general applicability;

(xxiii)  The audited financial statements included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package fairly present in all material respects the consolidated financial position of the Guarantor and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Guarantor and its subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and the Exchange Act, and in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), except as set forth in the Pricing Disclosure Package, applied on a consistent basis during the periods presented; the other financial and statistical data set forth in the Registration Statement and the Pricing Disclosure Package are accurately presented and prepared on a basis materially consistent with the financial statements and books and records of the Guarantor; and the Guarantor and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Pricing Disclosure Package and that are required to be disclosed therein;

(xxiv) The Guarantor and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and that are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxv)    The Guarantor and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Guarantor in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Guarantor’s management as appropriate to allow timely decisions regarding required disclosure.  The Guarantor has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(xxvi) The Guarantor and each of its subsidiaries have all licenses, certificates, permits and other authorizations (including, without limitation, all mining rights, prospecting rights, mining authorizations and mining leases) issued by the appropriate Governmental Agencies (and have made all required declarations and filings with such Governmental Agencies), that are legally required for the ownership, license or lease of their respective properties or the conduct of their respective businesses as described in the Pricing Disclosure Package, except as described in the Pricing Disclosure Package or where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect; except as described in the Pricing Disclosure Package or as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Guarantor nor any of its subsidiaries has received or expects to receive notice of any revocation or modification of any such license, certificate, permit or authorization; and the Guarantor and each of its subsidiaries are in compliance with each of the same, except for any non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect;

(xxvii) PricewaterhouseCoopers Inc., who have audited the consolidated financial statements of the Guarantor and its subsidiaries as of June 30, 2017 and 2018 and for each of the years ended June 30, 2016, 2017 and 2018, were at the time of performing such audit independent registered public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xxviii) In each case, except as described in the Pricing Disclosure Package, the Guarantor and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) legally required for the conduct of their respective businesses, except those that would not, individually or in the aggregate, have a Material Adverse Effect; and, to the best knowledge of the Guarantor, except as would not, individually or in the aggregate, have a Material Adverse Effect, the conduct of their respective businesses will not conflict with any such rights of others and the Guarantor and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others;

(xxix) No labor disturbance by or dispute with employees of the Guarantor or any of its subsidiaries exists or, to the best knowledge of the Guarantor, is threatened, except as described in the Pricing Disclosure Package or as would not have a Material Adverse Effect;

(xxx) The Guarantor and its subsidiaries (A) are in compliance with any and all applicable laws (including the common law), rules, regulations, ordinances, decrees, judgments, injunctions, permits, licenses, authorizations, decisions, orders and other legally binding requirements, in each case promulgated or declared by Governmental Agencies in all countries and territories in which the Guarantor or its subsidiaries engage in exploration, drilling, mining, producing liquid fuels, fuel components and chemicals or other business activities relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) have received and are in compliance with all permits, licenses or other approvals issued by Governmental Agencies and required of them under applicable Environmental Laws to conduct their respective businesses; and (C) have not received any notice of any actual or potential liability under, or investigation relating to, any Environmental Law; except, in each case, as described in the Pricing Disclosure Package or as would not, individually or in the aggregate, have a Material Adverse Effect;

(xxxi) Neither the Company nor the Guarantor nor any of their respective subsidiaries or affiliates, nor any of their respective directors, officers or employees, nor to the Company’s or the Guarantor’s knowledge, any agent or representative of the Company or the Guarantor or any of their respective subsidiaries or affiliates is aware of or has taken any action, directly or indirectly, that would result in a violation of any provisions of: (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder (the

“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, (ii) the U.K. Bribery Act 2010 (the “Bribery Act”), or (iii) similar anti-corruption laws of all other applicable jurisdictions to which they are subject, including those relating to political donations and money laundering; and the Company and the Guarantor and their respective subsidiaries and affiliates have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representations and warranties contained herein;

(xxxii) The operations of the Company, the Guarantor and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Guarantor, threatened;

(xxxiii) None of the Company, the Guarantor or any of their subsidiaries, nor any director, officer, or employee of the Company, the Guarantor or any of their subsidiaries, nor, to the Guarantor’s knowledge, any agent, affiliate or representative of the Company, the Guarantor or any of their subsidiaries, is (A) an individual or entity (“Person”) that is, or is owned or controlled by a Person that is currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”) or the Republic of South Africa (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions (currently, Crimea, Cuba, Iran, North Korea and Syria). The Company will not, directly or indirectly, use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering of the Notes, whether as underwriter, advisor, investor or otherwise); and

(xxxiv) There is and has been no failure on the part of the Guarantor or any of the Guarantor’s directors or officers, in their capacities as such, to comply with Section 402 of the Sarbanes-Oxley Act of 2002 related to loans and Sections 302 and 906 related to certifications.

2.                                      The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of the Notes set forth in Schedule I hereto opposite its name of (A) the 2024 Notes at a purchase price of 99.552% of the principal amount thereof plus, in each case, accrued interest, if any, from September 27, 2018 to the Time of Delivery (as defined in Section 4) and (B) the 2028 Notes at a purchase price of 99.569% of the principal amount thereof plus, in each case, accrued interest, if any, from September 27, 2018 to the Time of Delivery.

3.                                      Each of the Company and the Guarantor is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Securities in the United States and may conduct private offerings outside the United States, in each case, as soon after this Agreement has become effective as in the judgment of the Representatives is advisable.  Each of the Company and the Guarantor is further advised by the Representatives that the Securities are to be offered to the public in the United States and to qualifying institutional investors outside the United States upon the terms set forth in the Prospectus.

4.                                      Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of the Securities to the Representatives for the respective accounts of the several Underwriters at the offices of Davis Polk & Wardwell London LLP, 5 Aldermanbury Square, London EC2V 7HR at 9:00 a.m. (New York City time) on September 27, 2018, or at such other time not later than five Business Days after the date of this Agreement as shall be agreed by the Company, the Guarantor and the Representatives in writing, such time being referred to as the “Time of Delivery”.

The Company will deliver to the Representatives, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment therefor, the Securities in the form of one or more permanent global certificates (the “Global Securities”), registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”).

The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for any Securities and any additional documents requested by the Underwriters pursuant to (m) hereof, will be delivered at the offices of Davis Polk & Wardwell London LLP, 5 Aldermanbury Square, London EC2V 7HR (the “Closing Location”), and the Securities will be delivered as specified in this Section 4, all at the Time of Delivery.  A meeting will be held at the Closing Location, on the Business Day immediately preceding the Time of Delivery, or such time and place as may mutually be agreed upon in writing by the Representatives, the Company and the Guarantor, or their respective counsel, at which meeting the Global Securities and the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4 and Section 5, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City, Johannesburg or London are generally authorized or obligated by law or executive order to close.

5.                                      The Company and the Guarantor jointly and severally agree with each of the Underwriters as follows:

(i)                      To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day (which term shall mean for this subsection 5(i) any day when the Commission’s office in Washington, D.C. is open for business) following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly (x) after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof, or (y) if, prior to the filing of the Prospectus pursuant to Rule 424(b) under the Act, any event occurs as a result of which the Pricing Disclosure Package would contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made or then prevailing, not misleading and to supplement or amend the Pricing Disclosure Package to correct such statement or omission, and furnish to you without charge with copies thereof; to file promptly all material required to be filed by the Company or the Guarantor with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any information statements required to be filed by the Company or the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the

Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order and in the event of the issuance of any such notice of objection, promptly to amend the Registration Statement in such manner as may be required to permit offers and sales of the Securities; provided that none of the foregoing shall preclude the Company or the Guarantor from discharging its obligations under the Act or the Exchange Act;

(ii)                   If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(iii)                Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company or the Guarantor shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation;

(iv)               Prior to 9:00 a.m. (New York City time) on the Business Day next succeeding the date of this Agreement and during the period mentioned below, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City or London in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required by law at any time prior to the expiration of nine months after the date hereof and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(v)                  To make generally available to the security holders of the Company and the Guarantor, as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(vi)               During the period beginning on the date hereof and continuing to and including the Time of Delivery, not to issue or sell, or announce any intention to issue or sell, any debt securities of the Guarantor or any of its subsidiaries without the prior written consent of the Representatives; provided, however, that this Section 5(vi) shall not apply to (i) the Securities, (ii) any issuance or sale, or announcement of issuance or sale, or any announcement of an intention to issue or sell, notes by the Guarantor under its domestic commercial paper program in South Africa, or (iii) any sale of, or any announcement of an intention to sell, any preference shares by the Guarantor or any of its affiliates under the Guarantor’s Inzalo and Khanyisa Black Economic Empowerment transactions in South Africa.

(vii)            To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(viii)         To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Disclosure Package and Prospectus under the caption “Use of Proceeds”;

(ix)               To prepare a final term sheet relating to the offering of the Securities, containing information that describes the final terms of the Securities or the offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Act following the date the final terms have been established for the offering of the Securities;

(x)                  To use commercially reasonable efforts to list the Securities on the New York Stock Exchange;

(xi)               To cooperate with the Underwriters and use commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC;

(xii)            If the Company and the Guarantor elect to rely upon Rule 462(b), the Company and the Guarantor shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company and the Guarantor shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Act; and

(xiii)         Not to (and to cause the subsidiaries of the Guarantor not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantor, in each case in violation of applicable laws, to facilitate the sale or resale of the Securities contemplated by this Agreement.

6.                                      (a)                                 The Company and the Guarantor jointly and severally represent and agree that, without the prior consent of the Representatives, they have not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act (a “Free Writing Prospectus”); each Underwriter represents and agrees that, without the prior consent of the Company, the Guarantor and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, which in their final form will not be inconsistent with the final term sheet set forth in Schedule II hereto, it has not made and will not make any offer relating to the Securities that would constitute a Free Writing Prospectus that would be required to be filed; any such Free Writing Prospectus the use of which has been consented to by the Company, the Guarantor and the Representatives is listed on Schedule III(a) or Schedule III(b) hereto;

(b)                       The Company and the Guarantor jointly and severally represent and warrant to, and agree with, each of the Underwriters that they have complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)                        The Company and the Guarantor agree that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company and the Guarantor will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each of the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that the foregoing shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through Citigroup Global Markets Inc., J.P. Morgan Securities plc or Merrill Lynch, Pierce, Fenner & Smith Incorporated expressly for use therein.

7.                                      The Company and the Guarantor jointly and severally covenant and agree with the several Underwriters that (a) the Company and the Guarantor will pay or cause to be paid the following: (i) the fees, disbursements and expenses of counsel for the Company and the Guarantor and the Guarantor’s accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, any Blue Sky and Legal Investment Memoranda, and closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(iii) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) all fees and expenses in connection with the listing of the Securities on the New York Stock Exchange and the filing fees incident thereto; (v) fees and expenses of the Authorized Agent (as defined in Section 16 hereof); (vi) the cost of preparing certificates representing the Securities; (vii) the cost and charges of any transfer agent or registrar, if any; (viii) any fees charged by securities rating services for rating the Securities; (ix) any costs, fees and charges of any trustee, transfer agent, registrar or depositary; (x) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Securities; (xi) on presentation of fully itemized invoices with supporting vouchers where appropriate, all properly incurred out-of-pocket costs and expenses of the Underwriters, including the fees and expenses of any investor presentation, travel or accommodation expenses incurred by the Underwriters in connection with the transactions contemplated by this

Agreement and the preparation of all other documentation contemplated hereby; and (xii) all other reasonable costs and expenses incident to the performance of the obligations of the Company and the Guarantor hereunder that are not otherwise specifically provided for in this Section; (b) the Company and the Guarantor will pay or cause to be paid all stamp or other taxes, levies and duties, if any, and any other kind of tax, including withholding tax, incurred or arising in connection with (i) the issuance and initial delivery of the Securities by the Company or the Guarantor, (ii) the deposit of the Securities with a custodian for DTC, (iii) the purchase by the Underwriters of the Securities, (iv) the sale and delivery of the Securities by the Underwriters to the initial purchasers thereof, and (v) the execution and delivery of this Agreement, including all taxes payable by the Underwriters arising from the reimbursement of any expenses, other than income tax from any fee, commission or other compensation received by the Underwriters in accordance with this Agreement; it being understood that nothing in clause (b) hereof is intended or shall be construed to include any stamp or other taxes, expenses, levies and duties and any other kind of tax, including withholding tax, incurred or arising from any subsequent transfer, sale or delivery of the Securities by (A) an initial purchaser of the Securities procured by the Underwriter or (B) the Underwriter.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, each Underwriter will pay all of its own advertising expenses in connection with any offers they make and any costs, expenses and fees, stamp or other taxes, levies and duties and any other kind of tax, including withholding tax, incurred or arising from any subsequent transfer, sale or delivery of the Securities by the Underwriters. It is further agreed that the Representatives will reimburse the Company and the Guarantor for $200,000 of their expenses payable in connection with the offering of Securities (the “Expenses Adjustment”).

The Underwriters may, only after consultation with the Company and the Guarantor and upon presentation to the Company and the Guarantor fully itemized invoices with supporting vouchers where appropriate, deduct the Underwriters’ costs and expenses (adjusted for the Expenses Adjustment) from the proceeds of the offering of Securities. If the Company or the Guarantor, as the case may be, is required by law to make any deduction or withholding on account of any tax of any nature, the amount payable in respect of the fees or expenses, as the case may be, shall be grossed up to the extent necessary to ensure that, after such deduction or withholding, the amount received and retained by the Representatives will equal the full amount which would have been received had no deduction or withholding been made.

8.                                      The obligations of the Underwriters hereunder, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantor herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantor not be in breach of any of their respective obligations under this Agreement in any respect that is material on or before the Time of Delivery, and the following additional conditions:

(a)                       The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5 hereof; all material required to be filed by the Company and the Guarantor pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                       Davis Polk & Wardwell London LLP, United States counsel for the Underwriters, shall have furnished to you their disclosure letter and written opinion substantially in the forms set forth in Annex I(a) hereto, dated the Time of Delivery and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                        Shearman & Sterling (London) LLP, United States counsel for the Company and the Guarantor, shall have furnished to you their disclosure letter and written opinion substantially in the forms set forth in Annex I(b) hereto, dated the Time of Delivery.

(d)                       Edward Nathan Sonnenbergs Inc., South African counsel for the Guarantor, shall have furnished to you their written opinion substantially in the form set forth in Annex I(d) hereto, dated the Time of Delivery;

(e)                        Bowmans, South African counsel for the Underwriters, shall have furnished to you their written opinion substantially in the form set forth in Annex I(e) hereto, dated the Time of Delivery;

(f)                         On each of the date of the date hereof and the Time of Delivery, PricewaterhouseCoopers Inc. shall have furnished to you a letter or letters, dated the respective dates of delivery thereof to the effect set forth in Annex II hereto (the executed copy of the letter delivered on the date of this Agreement is attached as Annex II(a) hereto and a draft of the form of letter to be delivered as of the Time of Delivery is attached as Annex II(b) hereto);

(g)                        At and as of the Time of Delivery, (i) neither the Guarantor nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case materially adverse to the Guarantor and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, there shall not have been any material increase in the long term debt of the Guarantor and its subsidiaries taken as a whole or any change, or any development involving a prospective change, in or affecting the business affairs, management, financial position, shareholders’ equity or results of operations of the Guarantor and its subsidiaries taken as a whole, in each case, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package;

(h)                       On or after the Applicable Time until the Time of Delivery there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the JSE Limited; (ii) a suspension or material limitation in trading in the securities of the Guarantor on the New York Stock Exchange or the JSE Limited; (iii) a general moratorium on commercial banking activities in New York, the Republic of South Africa or London declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, the Republic of South Africa or the United Kingdom; (iv) a change or development involving a prospective change in the Republic of South Africa taxation adversely affecting the Securities or the transfer thereof; (v) the outbreak or escalation of hostilities involving the United States, the Republic of South Africa or the United Kingdom or the declaration by the United States, the Republic of South Africa or the United Kingdom of a national emergency or war; or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, the Republic of South Africa or the United Kingdom or elsewhere, if the effect of any such event specified in clause (v) or (vi) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery to, or as directed by, the Underwriters on the terms and in the manner contemplated in the Prospectus;

(i)                           The Company and the Guarantor shall have complied with the provisions of Section 5(iv) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement;

(j)                          At and as of the Time of Delivery, an application shall have been made for listing the Securities on the New York Stock Exchange;

(k)                       On or after the Applicable Time, (i) there shall not have occurred any lowering of the rating of any of the debt securities of the Company or the Guarantor by Moody’s Investors Service, Inc. or S&P Global Ratings Inc., a division of S&P Global Inc. and (ii) no such organization shall have announced that it has under surveillance or review, with possible negative implications, its ratings of any of the debt securities of the Company or the Guarantor; and

(l)                           Each of the Company and the Guarantor shall have furnished or caused to be furnished to you at and as of the Time of Delivery certificates of directors or officers of the Company and the Guarantor as to the accuracy of the representations and warranties of the Company and the Guarantor, as the case may be, herein at and as of the Time of Delivery, as to the performance, in all material respects, by the Company and the Guarantor of their respective obligations hereunder to be performed at or prior to the Time of Delivery, and each of the Company and the Guarantor shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a), (h) and (k) of this Section.

9.                             (a)                                          The Company and the Guarantor jointly and severally will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or identified in Schedule III(b) hereto, or the documents identified in Schedule III(d) hereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of circumstance under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter through Citigroup Global Markets Inc., J.P. Morgan Securities plc or Merrill Lynch, Pierce, Fenner & Smith Incorporated expressly for use therein.

(b)                                           Each Underwriter, severally, but not jointly, will indemnify and hold harmless the Company and the Guarantor against any losses, claims, damages or liabilities to which the Company or the Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed pursuant to Rule 433(d) under the Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed pursuant to Rule 433(d) under the Act, in reliance upon and in conformity with written information furnished to the Company and the Guarantor by such Underwriter through Citigroup Global Markets Inc., J.P. Morgan Securities plc or Merrill Lynch, Pierce, Fenner & Smith Incorporated expressly for use therein; and will reimburse the Company and the Guarantor for any legal or other expenses reasonably incurred by the Company or the Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                            Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii)

does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(c)                                            If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which any Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                            The obligations of the Company and the Guarantor under this Section 9 shall be in addition to any liability which the Company or the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, each director and officer of any Underwriter, and each broker-dealer affiliate of any Underwriter, and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or the Guarantor (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company or the Guarantor) and to each person, if any, who controls the Company or the Guarantor within the meaning of the Act or the Exchange Act.

10.                      (a)                                          If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty-six hours after such default you do not make arrangements satisfactory to you, the Company and the Guarantor for the purchase of such Securities, then the Company and the Guarantor shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, you notify the Company and the Guarantor that you have so arranged for the purchase of such Securities, or the Company and the Guarantor notify you that they have so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)                                           If, after giving effect to any arrangements for the purchase of Securities of a defaulting Underwriter or Underwriters by you, the Company and the Guarantor as provided in subsection (a) above, the principal amount of such Securities which remain unsold does not exceed one-eleventh of the aggregate principal amount of all of the Securities to be purchased at the Time of Delivery, then the Company and the Guarantor shall have the right to require each nondefaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each nondefaulting Underwriter to purchase its pro rata share

(based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                            If, after giving effect to any arrangements for the purchase of Securities of a defaulting Underwriter or Underwriters by you, the Company and the Guarantor as provided in subsection (a) above, the principal amount of such Securities which remain unsold exceeds one-eleventh of the aggregate principal amount of all the Securities to be sold at the Time of Delivery, or if the Company and the Guarantor shall not exercise the right described in subsection (b) above to require nondefaulting Underwriters to purchase the Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any nondefaulting Underwriter on the one hand or the Company and the Guarantor on the other, except for the expenses to be borne by the Company and the Guarantor on the one hand and the Underwriters on the other as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                      The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company or the Guarantor, or any officer or director or controlling person of the Company or the Guarantor, and shall survive delivery of and payment for the Securities.

12.                      If this Agreement shall be terminated pursuant to Section 10 hereof, the Company and the Guarantor shall then not be under any liability to you except as provided in Sections 7 and 9 hereof; but, if for any other reason any Securities are not delivered by or on behalf of the Company and the Guarantor as provided herein, the Company and the Guarantor will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the sale and delivery of the Securities not so delivered, but the Company and the Guarantor shall then be under no further liability to any Underwriter in respect of the Securities not so delivered except as provided in Sections 7 and 9 hereof.

13.                      In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by either of you.

14.                      All statements, requests, notices, agreements and other communications hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives of the several Underwriters listed in Schedule I hereto at the following: Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, United States, fax no.: +1 646 291 1469, attention: Fixed Income Syndicate Desk; J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, fax no.: +44 20 3493 0682, attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group and Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY 1-050-12-02, New York, New York 10020, United States, fax no.: +1 646 855 5958, attention: High Grade Transaction Management/Legal and if to the Company or the Guarantor shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company or the Guarantor, as the case may be, set forth in the Registration Statement, Attention: Company Secretary.  Any such statements, requests, notices, agreements and other communications shall, if sent by fax, conclusively be deemed to have been given or served at the time of dispatch upon generation of transmission confirmation and, if sent by post, be conclusively deemed to have been received 48 hours from the time of posting.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.                      This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Guarantor, and to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company, the Guarantor and any Underwriters, and each person who controls the Company, the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.                      Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or the Guarantor brought by any Underwriter or by any person who controls the Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any Federal or State court in the Borough of Manhattan, The City of New York (each a “New York Court”), (ii) waives, to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.  Each of the Company and the Guarantor has appointed Sasol (USA) Corporation, 12120 Wickchester Lane, Houston, Texas 77079, United States, as their authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls the Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto.

Such appointment shall be irrevocable for five years from the date of this Agreement.  Each of the Company and the Guarantor represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Company or the Guarantor, as the case may be, shall be deemed, in every respect, effective service of process upon the Company.

17.                      In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and the Guarantor will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion of the judgment currency into United States dollars.

18.                      Time shall be of the essence of this Agreement, both as regards any dates, times or periods mentioned and as regards any dates, times or periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the parties.

19.                      Each of the Company and the Guarantor acknowledges and agrees that (i) the purchase of the Securities by the several Underwriters pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the Underwriters, on the other, (ii) solely in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantor on other matters) or any other obligation to the Company or the Guarantor and (iv) each of the Company and the Guarantor has consulted and will consult their own legal and financial advisors to the extent each deemed appropriate.  Each of the Company and the Guarantor agrees that it will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Guarantor, in connection with such transaction or the process leading thereto.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Guarantor on the one hand and the Underwriters, or any of them, on the other, with respect to the subject matter hereof.

20.                      This Agreement, and any claim, controversy or dispute relating to or arising out of this Agreement, shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws provisions thereof.

21.                      Each of the Company, the Guarantor and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.                      This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23.                      Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters, the Company and the Guarantor, each of the Company and the Guarantor acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a)                                 the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of an Underwriter to the Company and the Guarantor under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)                           the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)                        the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant Underwriter or another person, and the issue to, or conferral on, the Company and the Guarantor of such shares, securities or obligations;

(iii)                     the cancellation of the BRRD Liability; or

(iv)                    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)                                 the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For purposes of this Section 23, the following terms shall have the respective meanings set out below:

“Bail-in Legislation” shall mean, in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” shall mean any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” shall mean Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“EU Bail-in Legislation Schedule” shall mean the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/.

“BRRD Liability” shall mean a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” shall mean the resolution authority with the ability to exercise any Bail-in Powers in relation to any of the Underwriters.

* * * * *

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Guarantor.

Very truly yours,

SASOL FINANCING USA LLC

By:	/s/ Paul Victor
Name:	Paul Victor
Title:	Authorized Signatory

SASOL LIMITED

By:	/s/ Paul Victor
Name:	Paul Victor
Title:	Chief Financial Officer

Accepted as of the date hereof

Citigroup Global Markets Inc.
J.P. Morgan Securities plc

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

As representatives of the several Underwriters

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name:	Adan D. Bordner
Title:	Director

J.P. MORGAN SECURITIES PLC

By:	/s/ Nick Darrant
Name:	Nick Darrant
Title:	Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Robert J. Little
Name:	Robert J. Little
Title:	Managing Director

SCHEDULE I

Underwriter	Principal Amount of the 2024 Notes to be Purchased
Citigroup Global Markets Inc.	$450,000,000
J.P. Morgan Securities plc	$450,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$450,000,000
Barclays Bank PLC	$30,000,000
HSBC Bank plc	$30,000,000
Mizuho International plc	$30,000,000
MUFG Securities Americas Inc.	$30,000,000
SMBC Nikko Capital Markets Limited	$30,000,000
Total	$1,500,000,000

Underwriter	Principal Amount of the 2028 Notes to be Purchased
Citigroup Global Markets Inc.	$225,000,000
J.P. Morgan Securities plc	$225,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$225,000,000
Barclays Bank PLC	$15,000,000
HSBC Bank plc	$15,000,000
Mizuho International plc	$15,000,000
MUFG Securities Americas Inc.	$15,000,000
SMBC Nikko Capital Markets Limited	$15,000,000
Total	$750,000,000

SCHEDULE II

Pricing Term Sheet

Free Writing Prospectus	Dated September 20, 2018
(To Preliminary Prospectus Supplement dated September 10, 2018 and Prospectus dated September 20, 2018)	Registration Statement No. 333-227263

Sasol Financing USA LLC
$1,500,000,000 5.875% Notes due 2024
Fully and Unconditionally Guaranteed by Sasol Limited

Pricing Term Sheet
September 20, 2018

Issuer:	Sasol Financing USA LLC
Guarantor:	Sasol Limited
Principal Amount:	$1,500,000,000
Net Proceeds (before expenses):	$1,493,280,000
Maturity Date:	March 27, 2024
Coupon:	5.875%
Price to Public:	99.852% of principal amount, plus accrued interest, if any, from September 27, 2018
Yield to Maturity:	5.907%
Benchmark Treasury:	UST 2.750% due August 31, 2023
Spread to Benchmark Treasury:	+295 basis points
Benchmark Treasury Price and Yield:	99-01¾ / 2.957%
Interest Payment Dates:	March 27 and September 27, commencing March 27, 2019
Day Count Fraction:	30 / 360
Change of Control:	101%
Redemption Provisions:
Make-whole Call:	At any time prior to February 27, 2024 at a discount rate of Treasury plus 50 basis points
Par Call:	On or after February 27, 2024 at 100%
Tax Redemption:	100%
Trade Date:	September 20, 2018
Expected Settlement Date:	September 27, 2018 (T+5)
Denominations:	$200,000 and integral multiples of $1,000 in excess thereof
CUSIP / ISIN:	80386W AA3 / US80386WAA36
Expected Listing:	New York Stock Exchange

Joint Bookrunners:	Citigroup Global Markets Inc.

J.P. Morgan Securities plc
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Bank PLC
HSBC Bank plc
Mizuho International plc
MUFG Securities Americas Inc.
SMBC Nikko Capital Markets Limited

Amendments to the Preliminary Prospectus Supplement

The preliminary prospectus supplement dated September 10, 2018 (the “Preliminary Prospectus Supplement”) shall be amended by replacing the table under the heading entitled “SUMMARY” in the section entitled “Summary Financial and Other Information” on page S-12 with the following table:

	For the year ended June 30,
	2018	2017	2016	2015	2014
	(ZAR in millions)
Adjusted EBITDA(1)	52,413	47,627	53,992	60,042	72,615

(1)                                Defined as earnings before interest and tax (EBIT), depreciation and amortization, share-based payments, remeasurement items and unrealized hedging losses/(gains).  Adjusted EBITDA is a non-IFRS financial measure and should not be viewed as a substitute for any IFRS financial measure.  We have presented this non-IFRS measure in this prospectus supplement because we consider it to be an important supplemental measure for investors, analysts and our management to evaluate our profitability and operating performance.

The reconciliation of earnings before interest and tax (EBIT) to Adjusted EBITDA is as follows:

	For the year ended June 30,
	2018	2017	2016	2015	2014
	(ZAR in millions)
Earnings for the year	10,146	21,513	15,027	31,162	30,417
Taxation	5,558	8,495	8,691	14,431	14,696
Finance income	(1,716)	(1,568)	(1,819)	(1,274)	(1,220)
Finance expenses	3,759	3,265	2,340	2,230	1,925
Earnings before interest and tax (EBIT)	17,747	31,705	24,239	46,549	45,818
Depreciation and amortization	16,425	16,204	16,367	13,567	13,516
Share-based payments(a)	4,431	226	494	(881)	5,652
Remeasurement items	9,901	1,616	12,892	807	7,629
Unrealized hedging losses/(gains)	3,909	(2,124)	—	—	—
Adjusted EBITDA	52,413	47,627	53,992	60,042	72,615

The Preliminary Prospectus Supplement shall be further amended by inserting the following text under the heading entitled “CAPITALIZATION” on page S-41:

Since June 30, 2018, our total debt has increased by approximately R13 billion, as a result of (i) a weakening in the US dollar/South African rand exchange rate to R14.92 to $1.00 as of September 17, 2018, and (ii) we have drawn an additional $575 million under our revolving credit facility to finance capital expenditures related to the LCCP.

***

It is expected that delivery of the securities will be made against payment therefor on or about September 27, 2018, which will be five business days (as such term is used for purposes of Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)) following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next two succeeding business days may be required, by virtue of the fact that the securities initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the securities who wish to make such trades should consult their own advisors.

The issuer and the guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer and the guarantor have filed with the SEC for more complete information about the issuer, the guarantor and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, the guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at +1-800-831-9146; or by calling J.P. Morgan Securities plc collect at +1-212-834-4533; or by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at +1-800-294-1322.

MiFID II professionals / ECPs-only / No PRIIPs KID — No PRIIPs key information document (KID) has been prepared as not available to retail in EEA. No sales to retail clients in the EEA, as defined under MiFID II. Manufacturer target market (MIFID II product governance) is eligible counterparties and professional clients only (all distribution channels).

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Free Writing Prospectus	Dated September 20, 2018

(To Preliminary Prospectus Supplement dated September 10, 2018 and Prospectus dated September 20, 2018)	Registration Statement No. 333-227263

Sasol Financing USA LLC
$750,000,000 6.500% Notes due 2028
Fully and Unconditionally Guaranteed by Sasol Limited

Pricing Term Sheet
September 20, 2018

Issuer:	Sasol Financing USA LLC
Guarantor:	Sasol Limited
Principal Amount:	$750,000,000
Net Proceeds (before expenses):	$746,767,500
Maturity Date:	September 27, 2028
Coupon:	6.500%
Price to Public:	99.869% of principal amount, plus accrued interest, if any, from September 27, 2018
Yield to Maturity:	6.518%
Benchmark Treasury:	UST 2.875% due August 15, 2028
Spread to Benchmark Treasury:	+345 basis points
Benchmark Treasury Price and Yield:	98-11+ / 3.068%
Interest Payment Dates:	March 27 and September 27, commencing March 27, 2019
Day Count Fraction:	30 / 360
Change of Control:	101%
Redemption Provisions:
Make-whole Call:	At any time prior to June 27, 2028 at a discount rate of Treasury plus 50 basis points
Par Call:	On or after June 27, 2028 at 100%
Tax Redemption:	100%
Trade Date:	September 20, 2018
Expected Settlement Date:	September 27, 2018 (T+5)
Denominations:	$200,000 and integral multiples of $1,000 in excess thereof
CUSIP / ISIN:	80386W AB1 / US80386WAB19
Expected Listing:	New York Stock Exchange
Joint Bookrunners:	Citigroup Global Markets Inc.
J.P. Morgan Securities plc
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Bank PLC
HSBC Bank plc
Mizuho International plc

MUFG Securities Americas Inc.
SMBC Nikko Capital Markets Limited

Amendments to the Preliminary Prospectus Supplement

The preliminary prospectus supplement dated September 10, 2018 (the “Preliminary Prospectus Supplement”) shall be amended by replacing the table under the heading entitled “SUMMARY” in the section entitled “Summary Financial and Other Information” on page S-12 with the following table:

	For the year ended June 30,
	2018	2017	2016	2015	2014
	(ZAR in millions)
Adjusted EBITDA(1)	52,413	47,627	53,992	60,042	72,615

(1)                                Defined as earnings before interest and tax (EBIT), depreciation and amortization, share-based payments, remeasurement items and unrealized hedging losses/(gains).  Adjusted EBITDA is a non-IFRS financial measure and should not be viewed as a substitute for any IFRS financial measure.  We have presented this non-IFRS measure in this prospectus supplement because we consider it to be an important supplemental measure for investors, analysts and our management to evaluate our profitability and operating performance.

The reconciliation of earnings before interest and tax (EBIT) to Adjusted EBITDA is as follows:

	For the year ended June 30,
	2018	2017	2016	2015	2014
	(ZAR in millions)
Earnings for the year	10,146	21,513	15,027	31,162	30,417
Taxation	5,558	8,495	8,691	14,431	14,696
Finance income	(1,716)	(1,568)	(1,819)	(1,274)	(1,220)
Finance expenses	3,759	3,265	2,340	2,230	1,925
Earnings before interest and tax (EBIT)	17,747	31,705	24,239	46,549	45,818
Depreciation and amortization	16,425	16,204	16,367	13,567	13,516
Share-based payments(a)	4,431	226	494	(881)	5,652
Remeasurement items	9,901	1,616	12,892	807	7,629
Unrealized hedging losses/(gains)	3,909	(2,124)	—	—	—
Adjusted EBITDA	52,413	47,627	53,992	60,042	72,615

The Preliminary Prospectus Supplement shall be further amended by inserting the following text under the heading entitled “CAPITALIZATION” on page S-41:

Since June 30, 2018, our total debt has increased by approximately R13 billion, as a result of (i) a weakening in the US dollar/South African rand exchange rate to R14.92 to $1.00 as of September 17, 2018, and (ii) we have drawn an additional $575 million under our revolving credit facility to finance capital expenditures related to the LCCP.

***

It is expected that delivery of the securities will be made against payment therefor on or about September 27, 2018, which will be five business days (as such term is used for purposes of Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)) following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next two succeeding business days may be required, by virtue of the fact that the securities initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the securities who wish to make such trades should consult their own advisors.

The issuer and the guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer and the guarantor have filed with the SEC for more complete information about the issuer, the guarantor and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, the guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at +1-800-831-9146; or by calling J.P. Morgan Securities plc collect at +1-212-834-4533; or by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at +1-800-294-1322.

MiFID II professionals / ECPs-only / No PRIIPs KID — No PRIIPs key information document (KID) has been prepared as not available to retail in EEA. No sales to retail clients in the EEA, as defined under MiFID II. Manufacturer target market (MIFID II product governance) is eligible counterparties and professional clients only (all distribution channels).

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

SCHEDULE III

(a)                                 Materials other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

Issuer Free Writing Prospectus dated September 20, 2018 containing the final terms of the Notes

(b)                                 Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Issuer Free Writing Prospectus dated September 2018 containing the roadshow investor presentation

(c)                                  Additional Documents Incorporated by Reference:

None

(d)                                 Additional Document(s):

None

SCHEDULE IV

Sasol Mining (Pty) Ltd(1)

Sasol Mining Holdings (Pty) Ltd

Sasol Technology (Pty) Ltd

Sasol Financing Limited

Sasol Investment Company (Pty) Ltd

Sasol South Africa Limited

Sasol Oil (Pty) Ltd(2)

Sasol International Services Limited

Sasol Chemical Holdings International (Pty) Ltd

Sasol UK Limited

Sasol Chemicals Pacific Limited

Sasol Gas (Pty) Ltd

Sasol New Energy Holdings (Pty) Ltd

Sasol Africa (Pty) Ltd

Sasol Canada Exploration and Production Limited

Sasol Canada Holdings Limited

Sasol Middle East and India (Pty) Ltd

Sasol Wax International GmbH

Sasol Wax GmbH

National Petroleum Refiners of South Africa (Pty) Ltd(3)

Sasol Chemie GmbH and Co. KG

Sasol Germany GmbH

Sasol Solvents Germany GmbH

Sasol Italy SpA(4)

Sasol Holdings (USA) (Pty) Ltd

Sasol Chemicals (USA) LLC

Sasol Holdings (Asia Pacific) (Pty) Ltd

Sasol European Holdings Limited

Sasol Financing International Limited

Sasol (USA) Corporation(5)

Sasol Financing USA LLC

(1)  This represents the Guarantor’s 89.80% ownership in Sasol Mining (Pty) Ltd.

(2)  This represents the Guarantor’s 75.00% ownership in Sasol Oil (Pty) Ltd.

(3)  This represents the Guarantor’s 42.73% ownership in National Petroleum Refiners of South Africa (Pty) Ltd.

(4)  This represents the Guarantor’s 99.95% ownership in Sasol Italy SpA.

(5)  This represents the Guarantor’s 72.00% ownership in Sasol (USA) Corporation.